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Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource California Tax-Exempt Trust:
     RiverSource California Tax-Exempt Fund

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                                    /s/ KPMG LLP
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                                                        KPMG LLP

Minneapolis, Minnesota
October 26, 2006